U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 18, 2003

Stealth MediaLabs, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-26439	98-0203927
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11475 Commercial Ave., Suite 11
Richmond, Illinois		60071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 356-0799

Not applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

Registrant announced, jointly with SunnComm Technologies Inc. (OTC:STEH), an arrangement pursuant to which Registrant’s StealthChannel proprietary technology, designed to utilize a hidden and virtually indestructible metaspace within compact discs and all forms of digitized audio, will be licensed to SunnComm. SunnComm’s MediaMax presently includes software from SunnComm and utilizes the new Windows Media Data Session Toolkit from Microsoft. The anticipated uses of the StealthChannel technology as part of the MediaMax offering is explained in the Press Release attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

             (a)  Not applicable.

             (b)  Not applicable.

             (c) Exhibits. The exhibits listed below are filed with this report.

99.1	Press Release dated March 18, 2003, titled ‘Stealth MediaLabs Licensing StealthChannelTMto SunnComm Technologies for Use in MediaMaxTMMusic Copy Protection Software.”

ITEM 9. REGULATION FD DISCLOSURE.

Stealth MediaLabs, Inc. today issued a press release titled “Stealth MediaLabs Licensing StealthChannelTMto SunnComm Technologies for Use in MediaMaxTMMusic Copy Protection Software.” The press release is attached to this Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Note: Information in this report, including the exhibit, furnished pursuant to Item 9 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed by Regulation FD.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                 STEALTH MEDIALABS, INC.

Dated:         March 18, 2003                                                                  By: /s/ Howard Leventhal
                                                                                                                         Howard Leventhal, President